Exhibit 99.1

MULTIMEDIA GAMES, INC. For more information contact: Ginny Shanks Chief Marketing Officer Multimedia Games, Inc. 512-334-7500	PRESS RELEASE Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES' FISCAL 2009 SECOND QUARTER REVENUE RISE 5%;
DILUTED LOSS PER SHARE OF $0.13 INCLUSIVE OF $0.13 PER SHARE FOR LITIGATION SETTLEMENT AND SEVERANCE CHARGES

- Developed 13 New Class III Games in Fiscal 2009 to Date;
Proprietary, Diversified Product Expansion Supports Entry into New Markets -

- Key Litigation Settled -

AUSTIN, Texas, May 6, 2009 – Multimedia Games, Inc. (Nasdaq: MGAM) (“Multimedia”) today reported operating results for its fiscal 2009 second quarter ended March 31, 2009.

Summary of 2009 Q2 Results
(In millions, except per share and player terminal data)

	Three Months Ended March 31,
	2009	2008
Revenue	$33.9	$32.2
EBITDA(1)	$12.7	$17.0
Adjusted EBITDA (2)	$13.9	$18.1
Net (loss) income	$(3.4)	$1.3
Diluted (loss) earnings per share	$(0.13)	$0.05
Average installed player terminals:
Class II (Legacy and Reel Time Bingo® games)	2,480	3,424
Oklahoma compact games(3)	6,463	4,564
Mexico	5,259	3,688
Other gaming units(4)	2,637	2,774

Financial results for the quarter ended March 31, 2009 were impacted by the following factors totaling approximately $5.3 million:

•	Approximately $4.2 million pre-tax, or $0.10 per diluted share, in total expenses (legal fees and settlement costs) related to the Company’s recent litigation settlement with Diamond Game;
•	Severance and related benefit costs of approximately $1.1 million pre-tax, or $0.03 per diluted share.

(1)
EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization, and accretion of contract rights, and is inclusive of legal fees, settlement costs and severance as noted above. A reconciliation of EBITDA to net (loss) income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(2)
Adjusted EBITDA adds interest income back to EBITDA (inclusive of legal fees, settlement costs and severance as noted above).  A reconciliation of Adjusted EBITDA to net (loss) income, the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure, can be found attached to this release.

(3)	“Oklahoma compact games” includes stand-alone offerings and server-based games.

(4)	“Other gaming units” include those placed in charity halls, Malta, and Rhode Island.

2009 Second Quarter Review
Anthony Sanfilippo, Multimedia’s President and CEO, commented on the fiscal 2009 second quarter results, “Multimedia Games’ total fiscal 2009 second quarter revenue rose 5% on a year-over-year basis and 19% on a quarterly sequential basis.  The Company’s installed base of recurring revenue games totaled just under 17,000 units at the end of the quarter.

“Multimedia Games has made notable progress in reducing annualized selling, general and administrative expenses from the re-alignment of the organization in the first six-months of fiscal 2009.  The Company recorded $1.1 million in severance costs in the three month period ended March 31, 2009 and savings from this re-alignment will begin to be realized in the second half of fiscal 2009.  Additionally, the Company was able to successfully settle a significant lawsuit that has consumed time and financial resources.  It is becoming clear that the strategic plan we put in place to unlock shareholder value by maximizing operating performance in current markets while expanding our market penetration and product portfolio is beginning to take hold.”

Multimedia reported fiscal 2009 second quarter revenue of $33.9 million, compared with revenue of $32.2 million in the fiscal 2008 second quarter.  Revenue generated from Oklahoma compact games in the fiscal 2009 second quarter rose 9% over the prior year period and by 13% in the first six months of fiscal 2009 compared to the first six months of fiscal 2008.  Revenue generated from the Mexico market improved 9% in the fiscal 2009 second quarter over the prior year period, reflecting an increase in the installed base which was partially offset by the significant year-over-year decline in the value of the Mexican peso.

Revenue derived from charity units declined by 35% on a year-over-year basis but increased by approximately 13% on a quarterly sequential basis.  Revenue derived from Class II unit placements declined by 32% on a year-over-year basis but increased by approximately 3% on a quarterly sequential basis.  In addition, the Company recorded revenue in the fiscal 2009 second quarter of approximately $2.7 million for the sale of 360 player terminals, all of which were previously placed in Oklahoma on a recurring revenue basis.

Reflecting approximately $5.3 million pre-tax, or $0.13 per diluted share, in expenses related to litigation settlement and severance and related benefit costs, Multimedia reported a net loss for the fiscal 2009 second quarter of $3.4 million, or $0.13 per diluted share, compared to net income of $1.3 million, or $0.05 per diluted share, in the prior year period.

The fiscal 2009 second quarter net loss reflects a 23%, or $3.8 million, increase in selling, general and administrative expenses (“SG&A expenses”) compared to the prior year period as well as a 26%, or $3.2 million, increase in amortization and depreciation expense related to the growth in the Company’s installed base.  Fiscal 2009 second quarter SG&A expenses net of legal fees and settlement expense, severance and related benefit costs and non-cash stock compensation expense were $14.7 million, a decline of approximately 6% compared to the same period in fiscal 2008.  The following table provides a comparison of actual SG&A expenses, and the items that impacted SG&A for the Q2 2009 and Q2 2008 periods.

(In thousands)	Three-month period	Three-month period
	ended March 31, 2009	ended March 31, 2008
Selling, general and administrative expenses	$20,473	$16,633
Less
Stock based compensation costs	462	220
Diamond Game litigation and settlement costs	4,241	100
Severance expense	1,064	675
Adjusted SG&A expenses	$14,706	$15,638

On May 1, 2009, Multimedia entered into a comprehensive settlement agreement with Diamond Game Enterprises, Inc. (“Diamond Game”) to resolve all claims resulting from Multimedia’s marketing of games and gaming systems to Native American tribes in Oklahoma.  The settlement agreement, which was reached while the parties were engaged in federal mediation, pertains to a November 2004 suit filed by Diamond Game.  The Company does not expect to incur any further significant costs related to this matter.

Uri Clinton, Multimedia’s General Counsel, explained, “The agreement effects a complete settlement of claims and full release of all parties to the lawsuit, on terms the parties have agreed to keep confidential.”

Mr. Sanfilippo added, “One of the priorities of our General Counsel and the entire senior management team has been the efficient disposition of outstanding legal matters in a manner that benefits shareholders.  By settling this long outstanding litigation we eliminate substantial ongoing costs, business risk and allocation of management resources associated with an extended, uncertain litigation process.  As a result, we can fully direct our attention and resources toward our strategic plan to realize the value inherent in the Company.”

Initiatives Driving Improvements in Current Markets
Mr. Sanfilippo said, “Market specific strategies implemented over the last several months are leading to improvements in our existing operations.  In Oklahoma, these initiatives include the addition to our installed base mix of more proprietary Class III games in our high performing Player HD gaming cabinet and the consolidation of our Class II units at venues where player demand is highest for these offerings.  Multimedia is well positioned in key Oklahoma metropolitan markets and we are encouraged by our performance in the fiscal 2009 second quarter as revenues derived from this market increased by 7% on a quarterly sequential basis.  Our Oklahoma operating results are also expected to benefit from our expanded floor presence at the River Spirit Casino in Tulsa where we’ve nearly doubled our installed base to more than 500 units.

“Our Mexico market operating results also improved as continued growth of the installed base led to quarterly sequential revenue growth.  Reflecting efficiencies implemented in the management of our Mexico installed base, we improved net revenue from this market while simultaneously reducing capital investments.  Improvement in our proprietary game performance in the market led to a reduction in our investments in third party licenses.  In addition, planned reductions in our floor share percentage per facility and redeployment of these games at other sites allowed us to reduce fiscal second quarter capital investments in Mexico by approximately 76% compared to the prior year period.

“The recent performance of our Alabama charity operations is encouraging as the installation in the second quarter of 120 units in a more favorable location at the market’s largest venue helped drive improvements in our win per unit performance.  Further organic growth in this and other markets through strategic, thoughtful management of our floor share and by providing players the ability to participate in player promotions and loyalty programs can further raise the play levels of our unit placements across our portfolio.”

Progress on New Product Development and New Markets
Mr. Sanfilippo continued, “With key initiatives for improving performance in our current markets achieving near-term success, we are also moving forward with our new product development plan.  In fiscal 2009 to date, we have already developed 13 new Class III games with more in development, which will allow Multimedia to have an appropriate level of proprietary product diversity as we enter new Class III markets.  Further, we have developed nearly 50 SAS-capable Class II games thereby expanding our product portfolio for the market which formed the core of our operations until very recently and for which we believe growth opportunities still exist.

“In addition to the excellent response to our Player HD gaming cabinet, customers are also responding positively to our new games and products such as our Sport of Kings Community Gaming offering and the Casino Commander slot tournament system.  The first Class III installations of Sport of Kings and the Class III version of Casino Commander are expected to occur this summer in Oklahoma.  Our library of video titles in the Player HD gaming cabinet has reached a scale where we can proceed with our strategy to seed new Class III markets where we are pursuing licensing with this product offering as they have proven themselves as top performers in their initial installations.”

Operating Execution Benefiting from Organizational Re-alignment
“Mick Roemer, an accomplished industry executive who joined Multimedia early in the fiscal 2009 second quarter, is leading our efforts to expand our presence in Class III and Class II gaming and we enhanced the sales team with the appointment of a new Director of Sales late in the quarter,” said Sanfilippo.  “Our sales team is leveraging existing, long-term customer relationships to create interest in our new product offerings and is working collaboratively with the game development team to bring new products to market that address under served areas of the slot floor.

“Our finance team benefited from the addition during the quarter of several accomplished executives including the appointment of Adam Chibib as the Company’s Chief Financial Officer.  Under Adam’s leadership, we are making great progress in refining our financial management disciplines and the finance team has quickly proven to be a valuable resource for analysis of strategies that can enhance our revenue, cash flow and profitability.

“Overall, we have strengthened our organization and leadership and our execution on growth strategies has benefited from new efficiencies within the company and reduced operating cost structure.  Early in the second quarter we reduced the number of full-time Company employees by approximately 16%.  This reduction in headcount is expected to result in a decrease in salary in the second half of fiscal 2009.  Based on Multimedia’s ongoing focus to reduce operating costs, SG&A expenses are expected to decline for the remainder of the fiscal year.

Improving Focus on Cash Flow and Solidifying Balance Sheet
Multimedia made progress on improving cash flow as capital expenditures for the second quarter of fiscal 2009 declined to $2.2 million, as compared to $25.1 million for the first quarter of fiscal 2009.  Lower levels of capital expenditures, the repayment of all of the outstanding note receivable related to the Riverwind Casino development project and the first repayments on the note receivable for the WinStar World Casino development project, offset in part by reductions in accounts payable, led to an increase in cash at March 31, 2009 to $9.2 million from $2.9 million at December 31, 2008.

The Company also reported that during the fiscal 2009 second quarter, a clarification was made for the purposes of calculating EBITDA in conjunction with its $150 million credit facility.  As a result of this clarification, interest income will no longer be netted against interest expense for the purpose of evaluating compliance with covenants contained in the credit facility.  The updated calculation, “Adjusted EBITDA”, will be reported alongside the historical calculation of EBITDA for comparison purposes.  There were no waivers granted or amendments made to the credit facility agreement related to the clarification of the calculation of Adjusted EBITDA and Multimedia remains in compliance with all existing financial covenants of its $150 million credit facility, under which the Company had outstanding borrowings of approximately $97.5 million at quarter end.  For the trailing twelve months ended March 31, 2009, Multimedia’s Adjusted EBITDA (as used in evaluating compliance with covenants contained in the credit facility), was $61.2 million.

Adam Chibib, Multimedia’s Chief Financial Officer, commented, “We appreciate the cooperative efforts undertaken to accurately clarify the calculation of trailing twelve-month EBITDA under our credit facility.  Our team continues to work to appropriately manage the use of all vital resources including cash, allocation of capital expenditures and expense management programs to maximize the value we deliver to both customers and shareholders.  Despite the costs associated with the litigation settlement we remain in compliance with the financial covenants of the credit facility and we will benefit going forward from reduced costs of defending recently settled litigation.  Our focus on cash generation coupled with the reduction in legal fees should yield improved cash flows for the balance of our fiscal 2009.”

Mr. Sanfilippo concluded, “Multimedia is benefiting from the implementation of strategies to drive improvement in our operating results including profit enhancement initiatives for our current markets and clearly defined new product development and new market introduction strategies.  We expect to achieve ongoing success based on our operating team’s deep industry experience, improved support for our customers, more disciplined cost controls and significant reduction in forward litigation and SG&A costs.”

Fiscal Quarter Installed Base Updates
The table below sets forth Multimedia’s end-of-period installed player terminal base by product line or market for the fiscal quarters ended March 31, 2009, December 31, 2008, and March 31, 2008.

Quarter Ended	Class III Units	Reel Time Bingo®	Legacy & Other(1)	Total Class II & Other	Mexico Electronic Bingo Units	Charity Units	Total Units
3/31/2009	6,697	2,153	541	2,694	5,125	2,273	16,789
12/31/2008	6,605	2,211	555	2,766	5,488	2,379	17,238
3/31/2008	5,169	2,223	563	2,786	4,039	2,469	14,463

(1)	“Legacy & Other Units” include 252 traditional electronic bingo games installed in certain international markets.

The table below breaks out by product line Multimedia’s end-of-period, Oklahoma installed player terminal base for the fiscal quarters ended March 31, 2009, December 31, 2008, and March 31, 2008.

Quarter Ended	Total Compact Units(1)	Total Class II Units	Total Units
3/31/2009	6,647	977	7,624
12/31/2008	6,555	1,049	7,604
3/31/2008	5,119	1,183	6,302

(1)	“Total Compact Units” includes stand-alone units and server-based games.

2009 Second Quarter Conference Call and Webcast
Multimedia Games is hosting a conference call and webcast today, May 6, beginning at 9:00 a.m. ET (8:00 a.m. CT). Both the call and the webcast are open to the general public. The conference call number is 719-325-4760 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm.  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.

About the Company
Gaming technology developer and distributor, Multimedia Games, is a creator and supplier of comprehensive systems, content and electronic gaming units for Class III and Class II Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Multimedia Games has approximately 17,000 gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  The Company also supplies the central determinant system for approximately 13,000 video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  Multimedia is focused on the further development of new gaming systems and products for the markets it currently serves as well as for new domestic and international market opportunities.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia's current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “will”, “expect”, “encouraged”, “project”, “beginning”, “new”, “anticipate”, “planned”, “continue”, “intend”, “can”, “progress”, “pursue”, "believe" or the negative or other variations thereof or comparable terminology as they relate to Multimedia and its products and markets are intended to identify such forward-looking statements.  These forward-looking statements include, but are not limited to, references to: future actions; new projects; new strategies; new licensing approvals; new marketing and/or promotional plans; new initiatives; ongoing negotiations to extend the terms of agreements with customers; ability to offer products to customers on a “for sale” basis; and improved future performance, outcomes of contingencies and future financial results of either Multimedia or its customers.  All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views and assumptions of Multimedia, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia’s performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to: (i) the adoption of a “for sale” model may adversely impact longer-term revenue from our existing business model; (ii) the adverse effects of local, national, and/or international economic, credit and capital market conditions on the economy in general, and the gaming and tribal gaming industries in particular; (iii) unfavorable changes in laws, regulatory requirements or unanticipated enforcement action against us, our games or customers, and/or adverse decisions by courts, regulators and/or governmental bodies; (iv) action taken by the Mexican government with regard to the outbreak of Influenza A (H1N1) could severely impair our operating results or the value of our assets in Mexico; (v) the Alabama Governor’s Task Force on Illegal Games could conduct additional raids and confiscate our equipment in Alabama; (vi) inability of Multimedia or its key employees to secure or maintain required licenses or approvals; (vii) unfavorable changes in the preferences of our customers or their end users resulting in the removal of our games; (viii) failure to secure favorable outcomes in pending litigation, and consequences to our business, operating results or financial condition (including without limitation possible adverse effects on compliance with the terms of our credit facility) of any significant adverse litigation outcome or settlement; (ix) software or hardware malfunction or fraudulent manipulation thereof; (x) inability to successfully introduce games and/or systems into new markets; (xi) failure to attract and/or retain key employees; (xii) failure to expand our installed base in Mexico or the failure to achieve improved performance of our games placed in the Mexican market; (xiii) management may not be able to effectively implement new operations, finance, sales and marketing initiatives and/or the outcomes of these initiatives may differ materially from their stated objectives.  Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the “Certain Risks” and “Risk Factors” sections of Multimedia’s Annual Report on Form 10-K and elsewhere in Multimedia’s filings with the Securities and Exchange Commission.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.

Multimedia expressly disclaims any implied operating results based on the historical data presented in this release; or any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS As of March 31, 2009 and September 30, 2008 (In thousands, except share and per-share amounts) (Unaudited)

	March 31,	September 30,
ASSETS	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$9,249	$6,289
Accounts receivable, net of allowance for doubtful accounts of $1,359 and $1,209, respectively	27,076	23,566
Inventory	1,680	2,445
Deferred contract costs, net	2,002	998
Prepaid expenses and other	2,881	2,170
Current portion of notes receivable, net	14,692	23,072
Federal and state income tax receivable	5,964	2,198
Deferred income taxes	8,109	6,876
Total current assets	71,653	67,614
Restricted cash and long-term investments	804	868
Leased gaming equipment, net	42,126	36,024
Property and equipment, net	61,210	67,329
Long-term portion of notes receivable, net	47,301	46,690
Intangible assets, net	32,602	37,356
Other assets	2,462	4,157
Deferred income taxes	17,493	16,902
Total assets	$275,651	$276,940
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$2,569	$1,544
Accounts payable and accrued expenses	26,999	29,248
Federal and state income tax payable	—	33
Deferred revenue	4,584	2,640
Total current liabilities	34,152	33,465
Revolving line of credit	29,000	19,000
Long-term debt, less current portion	65,925	66,444
Other long-term liabilities	1,052	1,131
Deferred revenue, less current portion	5,211	6,168
Total liabilities	135,340	126,208
Commitments and contingencies
Stockholders’ equity:
Preferred stock:
Series A, $0.01 par value, 1,800,000 shares authorized, no shares issued and outstanding	—	—
Series B, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000,000 shares authorized, 32,546,359 and 32,511,988 shares issued, and 26,642,942 and 26,608,571 shares outstanding, respectively	325	325
Additional paid-in capital	84,262	83,076
Treasury stock, 5,903,417 common shares at cost	(50,128)	(50,128)
Retained earnings	108,263	117,581
Accumulated other comprehensive loss, net	(2,411)	(122)
Total stockholders’ equity	140,311	150,732
Total liabilities and stockholders’ equity	$275,651	$276,940

CONSOLIDATED STATEMENTS OF OPERATIONS For the Three Months Ended March 31, 2009 and 2008 (In thousands, except per-share amounts) (Unaudited)

	2009	2008
REVENUES:
Gaming revenue:
Oklahoma compact	$15,333	$14,138
Class II	5,168	7,546
Charity	2,874	4,396
All other(1)	5,438	5,262
Gaming equipment, system sale and lease revenue	4,355	378
Other	702	482
Total revenues	33,870	32,202
OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	2,327	414
Selling, general and administrative expenses	20,473	16,633
Amortization and depreciation	15,639	12,433
Total operating costs and expenses	38,439	29,480
Operating income (loss)	(4,569)	2,722
OTHER INCOME (EXPENSE):
Interest income	1,246	1,136
Interest expense	(1,891)	(2,491)
Other	-	872
Income (loss) before income taxes	(5,214)	2,239
Income tax (expense) benefit	1,820	(981)
Net income (loss)	$(3,394)	$1,258

Basic earnings (loss) per common share	$(0.13)	$0.05

Diluted earnings (loss) per common share	$(0.13)	$0.05

Shares used in earnings (loss) per common share calculation:

Basic	26,643	26,271

Diluted	26,643	27,243

(1)	Gaming revenue: “All other” includes recurring revenue from Class III Washington State, lottery, Mexico and Malta markets.

CONSOLIDATED STATEMENTS OF OPERATIONS For the Six Months Ended March 31, 2009 and 2008 (In thousands, except per-share amounts) (Unaudited)

	2009	2008
REVENUES:
Gaming revenue:
Oklahoma compact	$29,129	$25,699
Class II	10,175	15,586
Charity	5,417	8,253
All other(1)	10,378	9,900
Gaming equipment, system sale and lease revenue	6,121	2,149
Other	1,226	850
Total revenues	62,446	62,437
OPERATING COSTS AND EXPENSES:
Cost of gaming equipment and systems sold and royalty fees	4,174	1,204
Selling, general and administrative expenses	40,737	32,734
Amortization and depreciation	30,504	24,956
Total operating costs and expenses	75,415	58,894
Operating income (loss)	(12,969)	3,543
OTHER INCOME (EXPENSE):
Interest income	2,536	2,270
Interest expense	(4,026)	(4,631)
Other	74	1,210
Income (loss) before income taxes	(14,385)	2,392
Income tax (expense) benefit	5,067	(735)
Net income (loss)	$(9,318)	$1,657

Basic earnings (loss) per share	$(0.35)	$0.06

Diluted earnings (loss) per share	$(0.35)	$0.06

Shares used in earnings per share calculation:

Basic	26,633	26,234

Diluted	26,633	27,283

Reconciliation of U.S. GAAP Net income to EBITDA:

EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights.  Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), Multimedia believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia’s past financial performance, and provides useful information to the investor because of its historical use by Multimedia as a performance measure, and the use of EBITDA by other companies in the gaming equipment sector as a measure of performance.  However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia’s operating performance that is calculated in accordance with GAAP.  In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of EBITDA to the most comparable GAAP financial measure, net income (loss), follows:

Reconciliation of U.S. GAAP Net income (loss) to EBITDA:
	For the Three Months Ended March 31,
	2009	2008
	(in thousands)
Net income (loss)	$(3,394)	$1,258
Add back:
Amortization and depreciation	15,639	12,433
Accretion of contract rights(1)	1,586	948
Interest expense, net	645	1,355
Income tax expense (benefit)	(1,820)	981
EBITDA	12,656	16,975
Add back:
Interest income	1,246	1,136
Adjusted EBITDA	$13,902	$18,111

(1)	“Accretion of contract rights” relates to the amortization of intangible assets for development projects. These amounts are recorded net of revenues in the Consolidated Statements of Operations.

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